EXHIBIT 10.12
TO
FORM 10-K FOR 1999

                              EMPLOYMENT AGREEMENT


         This Agreement is made as of August 2, 1999 (the "Effective Date") between Convergys Corporation, an Ohio corporation ("Employer"), and John C. Freker ("Employee").

         Employer and Employee agree as follows:

1. EMPLOYMENT. By this Agreement, Employer and Employee set forth the terms of Employer's employment of Employee on and after the Effective Date. Any prior agreements or understandings with respect to Employee's employment by Employer, are canceled as of the Effective Date. Notwithstanding the preceding sentence, all stock options and restricted stock awards granted to Employee prior to the Effective Date shall continue in effect in accordance with their respective terms and shall not be modified, amended or canceled by this Agreement.

2. TERM OF AGREEMENT. The term of this Agreement initially shall be the four year period commencing on the Effective Date. On the third anniversary of the Effective Date and on each subsequent anniversary of the Effective Date, the term of this Agreement automatically shall be extended for a period of one additional year. Notwithstanding the foregoing, the term of this Agreement is subject to termination as provided in Section 13.

3.       DUTIES.

         A. Effective from and after October 1, 1999 or such earlier date as may be agreed upon by Employee and the President of Convergys Customer Management Group Inc. (the "Position Change Date"), Employee will serve as Executive Vice President, U.S. Operations of Convergys Customer Management Group Inc. ("Convergys CMG") or in such other equivalent capacity as may be designated by the President of Employer. From the Effective Date to the Position Change Date, Employee shall continue to occupy the position Employee was occupying immediately prior to the Effective Date. Employee will report to the Chief Operating Officer of Convergys CMG or to such other officer as may be designated by the President of Employer.

         B. Employee shall furnish such managerial, executive, financial, technical, and other skills, advice, and assistance in operating Employer and its Affiliates as Employer may reasonably request. For purposes of this Agreement, "Affiliate" means each corporation which is a member of a controlled group of corporations (within the meaning of section 1563(a) of the Internal Revenue Code of 1986, as amended (the "Code")), which includes Employer.

         C. Employee shall also perform such other duties, consistent with the provisions of Section 3.A., as are reasonably assigned to Employee by the officer to whom Employee reports.

         D. Employee shall devote Employee's entire time, attention, and energies to the business of Employer and its Affiliates. The words "entire time, attention, and energies" are intended to mean that Employee shall devote Employee's full effort during reasonable working hours to the business of Employer and its Affiliates and shall devote at least 40 hours per week to the business of Employer and its Affiliates. Employee shall travel to such places as are necessary in the performance of Employee's duties.

4.       COMPENSATION.

         A. Effective as of the Position Change Date, Employee shall receive a base salary (the "Base Salary") of at least $275,000 per year, payable not less frequently than monthly, for each year during the term of this Agreement, subject to proration for any partial year. Such Base Salary, and all other amounts payable under this Agreement, shall be subject to withholding as required by law. From the Effective Date to the Position Effective Date, Employee's base salary rate in effect on the day immediately prior to the Effective Date shall continue in effect.

         B. In addition to the Base Salary, Employee shall be entitled to receive an annual bonus (the "Bonus") for each calendar year for which services are performed under this Agreement. Any Bonus for a calendar year shall be payable after the conclusion of the calendar year in accordance with Employer's regular bonus payment policies. Each year, Employee shall be given a Bonus target of not less than $85,000, subject to proration for a partial year.

         C. Within five days after the date on which this Agreement is signed by Employer and Employee, Employee shall receive a one-time signing bonus of $100,000.

         D. On at least an annual basis, Employee shall receive a formal performance review and be considered for Base Salary and/or Bonus target increases.

5. EXPENSES. All reasonable and necessary expenses incurred by Employee in the course of the performance of Employee's duties to Employer shall be reimbursable in accordance with Employer's then current travel and expense policies.

6.       BENEFITS.

         A. While Employee remains in the employ of Employer, Employee shall be entitled to participate in all of the various employee benefit plans and programs, or equivalent plans and programs, which are made available to similarly situated officers of Employer, including the benefits set forth in Attachment A.

         B. Notwithstanding anything contained herein to the contrary, the Base Salary and Bonuses otherwise payable to Employee shall be reduced by any benefits paid to Employee by Employer under any disability plans made available to Employee by Employer.

         C. As of the Effective Date, Employee shall be granted options to purchase 40,000 common shares of Employer under Employer's 1998 Long Term Incentive Plan. In each year of this Agreement after 1999, Employee will be granted stock options under Employer's 1998 Long Term Incentive Plan or any similar plan made available to employees of Employer.

         D. As of the Effective Date, Employee shall receive a restricted stock award of 40,000 common shares of Employer. Such award shall be made under Employer's 1998 Long Term Incentive Plan on the terms set forth in Attachment B.

7. CONFIDENTIALITY. Employer and its Affiliates are engaged in the outsourced customer care industry within the U.S. and world wide. Employee acknowledges that in the course of employment with the Employer, Employee will be entrusted with or obtain access to information proprietary to the Employer and its Affiliates with respect to the following (all of which information is referred to hereinafter collectively as the "Information"): the organization and management of Employer and its Affiliates; the names, addresses, buying habits, and other special information regarding past, present and potential customers, employees and suppliers of Employer and its Affiliates; customer and supplier contracts and transactions or price lists of Employer, its Affiliates and their suppliers; products, services, programs and processes sold, licensed or developed by the Employer or its Affiliates; technical data, plans and specifications, present and/or future development projects of Employer and its Affiliates; financial and/or marketing data respecting the conduct of the present or future phases of business of Employer and its Affiliates; computer programs, systems and/or software; ideas, inventions, trademarks, business information, know-how, processes, improvements, designs, redesigns, discoveries and developments of Employer and its Affiliates; and other information considered confidential by any of the Employer, its Affiliates or customers or suppliers of Employer or its Affiliates. Employee agrees to retain the Information in absolute confidence and not to disclose the Information to any person or organization except as required in the performance of Employee's duties for Employer, without the express written consent of Employer; provided that Employee's obligation of confidentiality shall not extend to any Information which becomes generally available to the public other than as a result of disclosure by Employee.

8. NEW DEVELOPMENTS. All ideas, inventions, discoveries, concepts, trademarks, or other developments or improvements, whether patentable or not, conceived by the Employee, alone or with others, at any time during the term of Employee's employment, whether or not during working hours or on Employer's premises, which are within the scope of or related to the business operations of Employer or its Affiliates ("New Developments"), shall be and remain the exclusive property of Employer. Employee shall do all things reasonably necessary to ensure ownership of such New Developments by Employer, including the execution of documents assigning and transferring to Employer, all of Employee's rights, title and interest in and to such New Developments, and the execution of all documents required to enable Employer to file and obtain patents, trademarks, and copyrights in the United States and foreign countries on any of such New Developments.

9. SURRENDER OF MATERIAL UPON TERMINATION. Employee hereby agrees that upon cessation of Employee's employment, for whatever reason and whether voluntary or involuntary, Employee will immediately surrender to Employer all of the property and other things of value in his possession or in the possession of any person or entity under Employee's control that are the property of Employer or any of its Affiliates, including without any limitation all personal notes, drawings, manuals, documents, photographs, or the like, including copies and derivatives thereof, relating directly or indirectly to any confidential information or materials or New Developments, or relating directly or indirectly to the business of Employer or any of its Affiliates.

10.      REMEDIES.

         A. Employer and Employee hereby acknowledge and agree that the services rendered by Employee to Employer, the information disclosed to Employee during and by virtue of Employee's employment, and Employee's commitments and obligations to Employer and its Affiliates herein are of a special, unique and extraordinary character, and that the breach of any provision of this Agreement by Employee will cause Employer irreparable injury and damage, and consequently the Employer shall be entitled to, in addition to all other remedies available to it, injunctive and equitable relief to prevent a breach of Sections 7, 8, 9, 11 and 12 of this Agreement and to secure the enforcement of this Agreement.

         B. Except as provided in Section 10.A., the parties agree to submit to final and binding arbitration any dispute, claim or controversy, whether for breach of this Agreement or for violation of any of Employee's statutorily created or protected rights, arising between the parties that either party would have been otherwise entitled to file or pursue in court or before any administrative agency (herein "claim"), and waives all right to sue the other party.

                  (i) This agreement to arbitrate and any resulting arbitration award are enforceable under and subject to the Federal Arbitration Act, 9 U.S.C. section 1 et seq. ("FAA"). If the FAA is held not to apply for any reason then Ohio Revised Code Chapter 2711 regarding the enforceability of arbitration agreements and awards will govern this Agreement and the arbitration award.

                  (ii) (a) All of a party's claims must be presented at a single arbitration hearing. Any claim not raised at the arbitration hearing is waived and released. The arbitration hearing will take place in Cincinnati, Ohio.

                           (b) The arbitration process will be governed by the
Employment Dispute Resolution Rules of the American Arbitration Association ("AAA") except to the extent they are modified by this Agreement.

                           (c) Employee has had an opportunity to review the AAA
rules and the requirements that Employee must pay a filing fee for which the Employer has agreed to split on an equal basis.

                           (d) The arbitrator will be selected from a panel of
arbitrators chosen by the AAA in White Plains, New York. After the filing of a Request for Arbitration, the AAA will send simultaneously to Employer and Employee an identical list of names of five persons chosen from the panel. Each party will have 10 days from the transmittal date in which to strike up to two names, number the remaining names in order of preference and return the list to the AAA.

                           (e) Any pre-hearing disputes will be presented to the
arbitrator for expeditious, final and binding resolution.

                           (f) The award of the arbitrator will be in writing
and will set forth each issue considered and the arbitrator's finding of fact and conclusions of law as to each such issue.

                           (g) The remedy and relief that may be granted by the
arbitrator to Employee are limited to lost wages, benefits, cease and desist and affirmative relief, compensatory, liquidated and punitive damages and reasonable attorney's fees, and will not include reinstatement or promotion. If the arbitrator would have awarded reinstatement or promotion, but for the prohibition in this Agreement, the arbitrator may award front pay. The arbitrator may assess to either party, or split, the arbitrator's fee and expenses and the cost of the transcript, if any, in accordance with the arbitrator's determination of the merits of each party's position, but each party will bear any cost for its witnesses and proof.

                           (h) Employer and Employee recognize that a primary
benefit each derives from arbitration is avoiding the delay and costs normally associated with litigation. Therefore, neither party will be entitled to conduct any discovery prior to the arbitration hearing except that: (i) Employer will furnish Employee with copies of all non-privileged documents in Employee's personnel file; (ii) if the claim is for discharge, Employee will furnish Employer with records of earnings and benefits relating to Employee's subsequent employment (including self-employment) and all documents relating to Employee's efforts to obtain subsequent employment; (iii) the parties will exchange copies of all documents they intend to introduce as evidence at the arbitration hearing at least 10 days prior to such hearing; (iv) Employee will be allowed (at Employee's expense) to take the depositions, for a period not to exceed four hours each, of two representatives of Employer, and Employer will be allowed (at its expense) to depose Employee for a period not to exceed four hours; and (v) Employer or Employee may ask the arbitrator to grant additional discovery to the extent permitted by AAA rules upon a showing that such discovery is necessary.

                           (i) Nothing herein will prevent either party from
taking the deposition of any witness where the sole purpose for taking the deposition is to use the deposition in lieu of the witness testifying at the hearing and the witness is, in good faith, unavailable to testify in person at the hearing due to poor health, residency and employment more than 50 miles from the hearing site, conflicting travel plans or other comparable reason.

                  (iii) Arbitration must be requested in writing no later than 6 months from the date of the party's knowledge of the matter disputed by the claim. A party's failure to initiate arbitration within the time limits herein will be considered a waiver and release by that party with respect to any claim subject to arbitration under this Agreement.

                  (iv) Employer and Employee consent that judgment upon the arbitration award may be entered in any federal or state court that has jurisdiction.

                  (v) Except as provided in Section 10.A., neither party will commence or pursue any litigation on any claim that is or was subject to arbitration under this Agreement.

                  (vi) All aspects of any arbitration procedure under this Agreement, including the hearing and the record of the proceedings, are confidential and will not be open to the public, except to the extent the parties agree otherwise in writing, or as may be appropriate in any subsequent proceedings between the parties, or as may otherwise be appropriate in response to a governmental agency or legal process.

11. COVENANT NOT TO COMPETE. For purposes of this Section 11 only, the term "Employer" shall mean, collectively, Employer and each of its Affiliates. During the two-year period following termination of Employee's employment with Employer for any reason (or if this period is unenforceable by law, then for such period as shall be enforceable) Employee will not engage in any business offering services related to the current business of Employer, whether as a principal, partner, joint venturer, agent, employee, salesman, consultant, director or officer, where such position would involve Employee (i) in any business activity in competition with Employer; (ii) in any position with any customer of Employer which involves such customer's billing and/or billing related systems or; or
(iii) in any business that provides billing and/or billing related systems to third parties engaged in the communication business (including wireless, wireline and cable communication businesses). This restriction will be limited to the geographical area where Employer is then engaged in such competing business activity or to such other geographical area as a court shall find reasonably necessary to protect the goodwill and business of the Employer.

         During the two-year period following termination of Employee's employment with Employer for any reason (or if this period is unenforceable by law, then for such period as shall be enforceable) Employee will not interfere with or adversely affect, either directly or indirectly, Employer's relationships with any person, firm, association, corporation or other entity which is known by Employee to be, or is included on any listing to which Employee had access during the course of employment as a customer, client, supplier, consultant or employee of Employer and that Employee will not divert or change, or attempt to divert or change, any such relationship to the detriment of Employer or to the benefit of any other person, firm, association, corporation or other entity.

         During the two-year period following termination of Employee's employment with Employer for any reason (or if this period is unenforceable by law, then for such period as shall be enforceable) Employee shall not, without the prior written consent of Employer, accept employment, as an employee, consultant, or otherwise, with any company or entity which is a customer or supplier of Employer at any time during the final year of Employee's employment with Employer.

         Employee will not, during or at any time within three years after the termination of Employee's employment with Employer, induce or seek to induce, any other employee of Employer to terminate his or her employment relationship with Employer.

12. GOODWILL. Employee will not disparage Employer or any of its Affiliates in any way which could adversely affect the goodwill, reputation and business relationships of Employer or any of its Affiliates with the public generally, or with any of their customers, suppliers or employees. Employer will not disparage Employee.

13.      TERMINATION.

         A. (i) Employer or Employee may terminate this Agreement upon Employee's failure or inability to perform the services required hereunder because of any physical or mental infirmity for which Employee receives disability benefits under any disability benefit plans made available to Employee by Employer (the "Disability Plans"), over a period of one hundred twenty consecutive working days during any twelve consecutive month period (a "Terminating Disability").

                  (ii) If Employer or Employee elects to terminate this Agreement in the event of a Terminating Disability, such termination shall be effective immediately upon the giving of written notice by the terminating party to the other.

                  (iii) Upon termination of this Agreement on account of Terminating Disability, Employer shall pay Employee Employee's accrued compensation hereunder, whether Base Salary, Bonus or otherwise (subject to offset for any amounts received pursuant to the Disability Plans), to the date of termination. For as long as such Terminating Disability may exist, Employee shall continue to be an employee of Employer for all other purposes and Employer shall provide Employee with disability benefits and all other benefits according to the provisions of the Disability Plans and any other Employer plans in which Employee is then participating.

                  (iv) If the parties elect not to terminate this Agreement upon an event of a Terminating Disability and Employee returns to active employment with Employer prior to such a termination, or if such disability exists for less than one hundred twenty consecutive working days, the provisions of this Agreement shall remain in full force and effect.

         B. This Agreement terminates immediately and automatically on the death of the Employee, provided, however, that the Employee's estate shall be paid Employee's accrued compensation hereunder, whether Base Salary, Bonus or otherwise, to the date of death.

         C. Employer may terminate this Agreement immediately, upon written notice to Employee, for Cause. For purposes of this Agreement, Employer shall have "Cause" to terminate this Agreement only if Employer's Board of Directors determines that there has been fraud, misappropriation or embezzlement on the part of Employee.

         D. Employer may terminate this Agreement immediately, upon written notice to Employee, for any reason other than those set forth in Sections 13.A.,
B. and C. In the event of a termination by Employer under this Section 13.D., Employer shall, within five days after the termination, pay Employee an amount equal to two times the sum of the annual Base Salary rate in effect at the time of termination plus the Bonus target in effect at the time of termination. For the two year period following the termination, Employer shall continue to provide Employee with medical, dental, vision and life insurance coverage comparable to the medical, dental, vision and life insurance coverage in effect for Employee immediately prior to the termination; and, to the extent that Employee would have been eligible for any post-retirement medical, dental, vision or life insurance benefits from Employer if Employee had continued in employment through the end of such two year period, Employer shall provide such post-retirement benefits to Employee after the end of such two year period. For purposes of any stock option or restricted stock grant outstanding immediately prior to the termination, Employee's employment with Employer shall not be deemed to have terminated until the end of the two year period following the termination. In addition, Employee shall be entitled to receive, as soon as practicable after termination, an amount equal to the sum of (i) any forfeitable benefits under any qualified or nonqualified pension, profit sharing, 401(k) or deferred compensation plan of Employer or any Affiliate which would have vested prior to the end of the two year period following the termination if Employee's employment had not terminated plus (ii) if Employee is participating in a qualified or nonqualified defined benefit plan of Employer or any Affiliate at the time of termination, an amount equal to the present value of the additional vested benefits which would have accrued for Employee under such plan if Employee's employment had not terminated prior to the end of the two year period following the termination and if Employee's annual Base Salary and Bonus target had neither increased nor decreased after the termination. Finally, to the extent that Employee is deemed to have received an excess parachute payment (within the meaning of section 4999 of the Code) from Employer or any Affiliate, Employer shall pay Employee an additional sum sufficient to pay (i) any taxes imposed under section 4999 of the Code plus (ii) any federal, state and local taxes applicable to the payment called for under clause (i) of this sentence.

         E. Employee may resign upon 60 days' prior written notice to Employer. In the event of a resignation under this Section 13.E., this Agreement shall terminate and Employee shall be entitled to receive Employee's Base Salary through the date of termination, any Bonus earned but not paid at the time of termination and any other vested compensation or benefits called for under any compensation plan or program of Employer.

         F. Employee may retire (a) upon six months' prior written notice to Employer at any time after Employee has attained age 55 and completed at least ten years of service with Employer and its Affiliates or (b) on such earlier date as may be approved by the President of Employer. For purposes of the preceding sentence, service with Cincinnati Bell Inc. and its subsidiaries prior to the Effective Date shall be deemed to be service with Employer. In the event of a retirement under this Section 13.F., this Agreement shall terminate and Employee shall be entitled to receive Employee's Base Salary through the date of termination and any Bonus earned but not paid at the time of termination. In addition, Employee shall be entitled to receive any compensation or benefits made available to retirees under Employer's standard policies and programs, including retiree medical and life insurance benefits, a prorated Bonus for the year of termination, and the right to exercise options after retirement.

         G. Upon termination of this Agreement as a result of an event of termination described in this Section 13 and except for Employer's payment of the required payments under this Section 13 (including any Base Salary accrued through the date of termination, any Bonus earned for the year preceding the year in which the termination occurs and any nonforfeitable amounts payable under any employee plan), all further compensation under this Agreement shall terminate.

         H. The termination of this Agreement shall not amend, alter or modify the rights and obligations of the parties under Sections 7, 8, 9, 10, 11, and 12 hereof, the terms of which shall survive the termination of this Agreement.

14. ASSIGNMENT. As this is an agreement for personal services involving a relation of confidence and a trust between Employer and Employee, all rights and duties of Employee arising under this Agreement, and the Agreement itself, are non-assignable by Employee.

15. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient, if in writing, and if delivered personally or by certified mail to Employee at Employee's place of residence as then recorded on the books of Employer or to Employer at its principal office.

16. WAIVER. No waiver or modification of this Agreement or the terms contained herein shall be valid unless in writing and duly executed by the party to be charged therewith. The waiver by any party hereto of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such party.

17. GOVERNING LAW. This agreement shall be governed by the laws of the State of Ohio.

18. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to Employee's employment by Employer. There are no other contracts, agreements or understandings, whether oral or written, existing between them except as contained or referred to in this Agreement.

19. SEVERABILITY. In case any one or more of the provisions of this Agreement is held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or other enforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions have never been contained herein.

20. SUCCESSORS AND ASSIGNS. Subject to the requirements of Paragraph 14 above, this Agreement shall be binding upon Employee, Employer and Employer's successors and assigns.

21. CONFIDENTIALITY OF AGREEMENT TERMS. The terms of this Agreement shall be held in strict confidence by Employee and shall not be disclosed by Employee to anyone other than

Employee's spouse, Employee's legal counsel, and Employee's other advisors, unless required by law. Further, except as provided in the preceding sentence, Employee shall not reveal the existence of this Agreement or discuss its terms with any person (including but not limited to any employee of Employer or its Affiliates) without the express authorization of the President of Employer. To the extent that the terms of this Agreement have been disclosed by Employer, in a public filing or otherwise, the confidentiality requirements of this Section 21 shall no longer apply to such terms.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                    CONVERGYS CORPORATION


                                    By:
                                        -----------------------------------

                                    EMPLOYEE


                                    ---------------------------------------
                                    John C. Freker

                                                                    Attachment A



                                EMPLOYEE BENEFITS

------------------------------------------------------------- -----------------------------------------------
Automobile Allowance                                          $850 per month
------------------------------------------------------------- -----------------------------------------------
Cellular Telephone                                            Yes
------------------------------------------------------------- -----------------------------------------------
Executive Deferred Compensation Plan                          Yes
------------------------------------------------------------- -----------------------------------------------
Group Accident Life                                           $500,000
------------------------------------------------------------- -----------------------------------------------
Legal/Financial/Insurance Allowance                           $5,000 per year
------------------------------------------------------------- -----------------------------------------------
Parking                                                       Yes
------------------------------------------------------------- -----------------------------------------------
Annual Physical                                               Yes
------------------------------------------------------------- -----------------------------------------------
Short Term Disability Supplement                              Yes
------------------------------------------------------------- -----------------------------------------------
Travel Insurance (Spouse)                                     $50,000
------------------------------------------------------------- -----------------------------------------------
Vacation                                                      27 days per year
------------------------------------------------------------- -----------------------------------------------

                                                         ATTACHMENT B

                             RESTRICTED STOCK AWARD
                             UNDER THE PROVISIONS OF
                            THE CONVERGYS CORPORATION
                          1998 LONG TERM INCENTIVE PLAN


NAME OF EMPLOYEE: JOHN C. FREKER
AWARD DATE: AUGUST 2, 1999
NUMBER OF RESTRICTED SHARES:  40,000

         Pursuant to the provisions of the Convergys Corporation 1998 Long Term Incentive Plan (the "Plan"), a copy of which has been delivered to you, the Compensation and Benefits Committee of the Board of Directors of Convergys Corporation (the "Compensation Committee") has granted you an award of 40,000 common shares, without par value, of Convergys Corporation (the "Shares"), on and subject to the terms of the Plan and your agreement to the following terms, conditions and restrictions.


         1. SECURITIES SUBJECT TO THIS AGREEMENT. This Agreement is made with respect to the Shares and any securities (including additional common shares of Convergys Corporation (the "Company")) issued in respect of the Shares, whether by way of a share dividend, a share split, any reorganization or recapitalization of the Company or its stock or any merger, exchange of securities or like event or transaction as the result of which any security or securities of any kind are issued to you by reason of your ownership of the Shares. Reference herein to the Shares shall include any such securities issued in respect of the Shares.

         2. RIGHTS OF OWNERSHIP. Except for the Restrictions (as defined in
         Section 3 hereof) and subject to the provisions regarding forfeiture set forth in Section 8 hereof, you are the record and beneficial owner of the Shares, with all rights and privileges (including but not limited to the right to vote, to receive dividends and to receive distributions upon liquidation of the Company) appertaining thereto.

         3. RESTRICTIONS. Neither the Shares nor any interest therein may be transferred or conveyed by you in any manner whatsoever, whether or not for consideration (the "Restrictions"), except upon the passage of time or occurrence of events as specified in Sections 4, 5, 6, and 7 hereof.

         4. LAPSE. The Restrictions shall lapse and be of no further force and effect as to 100% of the Shares on August 1, 2003.

         5. TERMINATION OF RESTRICTIONS - DEATH. In the event of your death while employed by the Company or any of its subsidiaries the Restrictions shall terminate and be of no further force or effect, effective as of the date of death: (a) if death occurs prior to August 1, 2003, with respect to a number of the Shares (rounded up to the nearest whole Share) that bears the same ratio to the total number of Shares as the number of days from August 2, 1999 through the date of your death bears to the number of days from August 2, 1999 through August 1, 2003. Any Shares which remain subject to the Restrictions after the calculation prescribed in the preceding sentence shall be forfeited to the Company as of your date of death. Upon the Restrictions terminating with respect to certain Shares, the executor, administrator or other personal representative of your estate, or the trustee of any trust becoming entitled thereto be reason of your death, may transfer the unrestricted Shares to any person or persons entitled thereto under your will or under your trust or other instrument (or in the absence of any will under the laws of descent and distribution) governing the distribution of your estate in the event of your death.

         6. TERMINATION OF RESTRICTIONS - DISABILITY. If you shall become disabled to such extent that you are unable to perform the usual duties of your job for a period of 12 consecutive weeks or more and if as the result thereof the Compensation Committee approves the termination of your employment on terms that include the right to transfer the Shares free of the Restrictions, the Restrictions shall terminate and be of no further force and effect as of the date you cease to be an employee in the same manner as prescribed in the event of death outlined in Section 5 above.

         7. TERMINATION OF RESTRICTIONS - TERMINATION WITHOUT CAUSE. In the event that your employment is terminated by the Company without Cause (within the meaning of your Employment Agreement dated August 2, 1999), the Restrictions shall terminate and be of no further force and effect two years after the date on which your employment is terminated and, for purposes of this Section 7, your employment shall not be deemed to have terminated until the end of such two year period.

         8. FORFEITURE. If you cease to be an employee of the Company or any of its subsidiaries, except as provided in Section 4, 5, 6, and 7 hereof, any Shares which remain subject to the Restrictions of the date such employment terminates shall be at once forfeited to the Company as of the date of such termination of employment (the "Forfeiture Date"). Upon such forfeiture all of your rights in respect of such Shares shall cease automatically and without further action by the Company or you. For the purpose of giving effect to this provision, you have executed and delivered to the Company a stock power with respect to each certificate evidencing any of the Shares, thereby assigning to the Company all of your interest in the Shares. By the execution and delivery of this Agreement, you authorize and empower the Company, in the event of a forfeiture of any of the Shares under this Section 8 to
         (a) date (as of the Forfeiture Date) those stock powers relating to Shares that remain subject to the Restrictions as of the Forfeiture Date and (b) present such stock powers and the certificates to which they relate to the Company's transfer agent or other appropriate party for the sole purpose of transferring the forfeited Shares to the Company.




         9.       MATTERS RELATING TO CERTIFICATES.

                  (a) Upon their issuance, the certificates representing the Shares shall be deposited with the Secretary of the Company and shall be released to you only pursuant to the provisions of this Section 9.

                  (b) Each certificate for Shares issued to you in accordance with this Agreement shall bear the following legend:

                  "THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A RESTRICTED STOCK AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND CONVERGYS CORPORATION, DATED AS OF AUGUST 2, 1999, AND MAY NOT BE TRANSFERRED BY THE HOLDER, EXCEPT AS PROVIDED BY THE TERMS OF SUCH AGREEMENT, A COPY OF WHICH IS ON DEPOSIT WITH THE SECRETARY OF CONVERGYS CORPORATION AND WHICH WILL BE MAILED TO A SHAREHOLDER OF CONVERGYS CORPORATION WITHOUT CHARGE WITHIN FIVE DAYS AFTER RECEIPT OF A WRITTEN REQUEST."

                  Upon the lapse or termination of the Restrictions as to any Shares, the certificate evidencing such Shares shall be promptly presented to the Company's transfer agent or other appropriate party with instructions to cause such certificate to be reissued, to the extent appropriate, in your name and without the foregoing legend. Any Shares evidenced by such certificate which remain subject to the Restrictions shall be evidenced by a new certificate, bearing the foregoing legend, which shall be returned to the Company. Upon the lapse or termination of the Restrictions as to any Shares, the stock power or powers held by the Company with respect to such Shares shall be surrendered to you (in exchange, if applicable, for a stock power relating to any Shares which remain subject to the Restrictions).

         10. INTERPRETATION. You acknowledge that the Compensation Committee has the authority to construe and interpret the terms of the Plan and this Agreement if and when any questions of meaning arises under the Plan or this Agreement, and any such construction or interpretation shall be binding on you, your heirs, executors, administrators, personal representatives and any other persons having or claiming to have an interest in the Shares.

         11. WITHHOLDING. In connection with the award of Shares to you and any dividend payments made while such Shares remain subject to restrictions hereunder, the Company will withhold or cause to be withheld from your salary payments such amounts of tax at such times as may be required by law to be withheld with respect to the Shares and/or dividends, provided that if your salary is not sufficient for such purpose, you shall remit to the Company, on request, the amount required for such withholding taxes. Within 45 days after issuance of the certificates representing the Shares, you shall advise the Company in writing whether or not you have made an election, under Section 83(b) of the Internal Revenue Code of 1986, to include the fair market value of the Shares in your gross income for the calendar year in which the certificates are issued.

         12. NOTICES. All notices and other communications to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, first class postage prepaid, and addressed as follows:


         TO THE COMPANY:   Convergys Corporation
                           201 East Fourth Street, RM. 102-2060
                           P. O. Box 1638
                           Cincinnati, Ohio 45202
                           Attention: Assistant Secretary of the Compensation and Benefits Committee

         TO THE EMPLOYEE:  JOHN C. FREKER
                           9060 INDIAN RIDGE
                           CINCINNATI, OH 45243


         or to any other address as to which notice has been given in the manner herein provided.

         13. MISCELLANEOUS. This Agreement shall be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns. Subject to the provisions of the Plan, this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and shall be construed and interpreted in accordance with the laws of the State of Ohio. This Agreement may not be amended except in a writing signed by each of the parties hereto. If any provisions of this Agreement shall be deemed to be invalid or void under any applicable law, the remaining provisions hereof shall not be affected thereby and shall continue in full force and effect.

Please indicate your acceptance by signing at the place provided and returning this Agreement.

                                   COMPENSATION AND BENEFITS
                                   COMMITTEE OF THE BOARD OF
                                   DIRECTORS OF CONVERGYS
                                   CORPORATION


Dated:                             By:
      -------------------------         -------------------------
                                        Assistant Secretary


Dated:
      -------------------------         -------------------------
                                        Accepted and Agreed

                                                                    Attachment B


                          Election Under Section 83(b)
                          OF THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder.


(1)      Name:    JOHN C. FREKER

         Address: 9060 INDIAN RIDGE
                  CINCINNATI, OH 45243

         Taxpayer's Identification Number:  XXX-XXX-XXX

(2) Description of property to which this election is being made: 40,000 shares of common stock of Convergys Corporation.

(3) Date on which the stock was transferred: AUGUST 2, 1999 Taxable year for which this election is made: 1999

(4)      Nature of Restrictions:
         The shares may not be transferred by the holder in accordance with the terms of a Restrictive Stock Award and are subject to forfeiture to Convergys Corporation upon termination of employment for reasons other than death or disability. Restrictions lapse as to 40,000 SHARES ON AUGUST 1, 2003.

(5) Fair market value at time of transfer (determined without regard to any restrictions other than provisions which by their terms will never lapse): $19.50 per share (market price) or $780,000.00 in total.

(6)      The amount paid for such property:          $ NONE     .

(7)      A copy of this statement has been furnished to Convergys Corporation.


---------------------------------------
Date

---------------------------------------
John C. Freker


                                       1